UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 4, 2015

CELL SOURCE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55413	32-0379665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Yigal Alon Street Tel Aviv, Israel	67433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 972 3 562-1755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 4, 2015 -- Cell Source, Inc. (OTCQB: CLCS) a biotechnology company focused on developing cell therapy treatments based on immunotherapy and regenerative medicine, announced their initiative for joint venture Pharma collaborations at their inaugural Scientific Advisory Board (SAB) Summit held in New York City.  SAB members are leading experts  from Harvard University, Stanford University, Oxford University, Mt. Sinai Medical and University Hospital Wurzburg. They have endorsed Cell Source’s pursuit of JV collaborations with major Pharma players.  Recent scientific developments and new provisional patent applications have set the stage for these JV Pharma Collaborations to leverage Cell Source’s Veto Cell technology and accelerate its commercialization.

Under the leadership of SAB Chairman Dr. Terry Strom of Harvard, and collaborating closely with Chief Scientific Consultant Professor Yair Reisner, the SAB team focused research priorities for the coming year and identified specific potential collaboration opportunities.  These JV Pharma Collaborations will allow Cell Source to transition its operational focus from research into development and commercialization. The insights and guidance of the SAB will help ensure the selection of the right partners and maximize the long-term potential of truly groundbreaking Veto Cell technology.

Dr. Terry Strom, Chairman of the SAB, stated “I am very excited about recent developments in Cell Source’s technology and the prospect of working closely with management to launch JV Pharma Collaborations that can significantly increase the potential of promising breakthrough technologies such as CAR and TCR cancer treatments.”

Cell Source also announced today that under its exclusive license with Yeda Research & Development Ltd., the commercial arm of the Weizmann Institute of Science, two new provisional patent applications have been filed with the United States Patent Office that extend the usage of the Veto Cell technology as a critical enabler for other cell therapy treatments. Using preclinical data, one patent application highlights the ability of Veto Cells to accompany other cell therapy treatments and help them overcome rejection and avoid Graft vs. Host Disease (GvHD) in an allogeneic (using a third party donor) treatment setting. The other patent application involves a genetically modified Veto Cell that can have sustained survival in the patient’s body while avoiding rejection and GvHD. This second application holds the potential to make CAR-T cells, which to date been effective primarily in an autologous (patient’s own cells) setting, succeed in an allogeneic setting. This would permit CAR-T treatments to break out of a “personalized medicine” niche role and attain mass commercial viability by making them into “drug like” off-the-shelf products.

Cell Source plans to selectively pursue JV Pharma collaborations where Veto Cell technology can significantly enhance the efficacy of cell therapy treatments for a variety of indications. This would allow Cell Source to complement the development of its own treatment candidates in parallel development with partners, thus multiplying the potential impact of the Veto Cell technology in the clinic.

A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 EXHIBITS

(d) Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99	Press Release Dated November 4, 2015

 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL SOURCE, INC.

Dated: November 4, 2015
By:	/s/ Itamar Shimrat
Name: Itamar Shimrat
Title: Chief Executive Officer
and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)